UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2011

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)

(408) 462-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On April 28, 2011, Rambus held its 2011 Annual Meeting of Stockholders. The matters voted upon at the meeting for stockholders of record as of February 28, 2011 and the vote with respect to each such matter are set forth below:

(i) Election of five Class II directors for a term of two years expiring in 2013:

Name	For	Withheld	Broker Non-Votes
J. Thomas Bentley	63,457,918	2,086,889	29,522,344
P. Michael Farmwald, Ph.D.	63,520,847	2,023,960	29,522,344
Penelope A. Herscher	62,424,051	3,120,756	29,522,344
David Shrigley	62,633,873	2,910,934	29,522,344
Eric Stang	62,683,354	2,861,453	29,522,344

(ii) Advisory Vote on Executive Compensation:

For: 56,624,065	Against: 8,572,582	Abstentions: 348,160
Broker Non-Votes: 29,522,344

(iii) Frequency of an Advisory Vote on Executive Compensation:

1 Year: 61,060,595	2 years: 427,102	3 years: 3,733,435
Abstentions: 323,675

(iv) Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2011:

For: 92,423,774	Against: 1,877,061	Abstentions: 766,316

The term for Class II continuing directors J. Thomas Bentley, P. Michael Farmwald, Ph.D., Penelope A. Herscher, David Shrigley and Eric Stang will expire at the annual meeting of stockholders to be held in 2013. There were 107,672,235 shares issued, outstanding and eligible to vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer